UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165643 (1933 Act)	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets.

On February 9, 2012, HC-760 Office Parkway, LLC (“HC-760 Office Parkway”), a wholly owned subsidiary of Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), completed the acquisition of 100% of the fee simple interest in an approximately 22,000 square foot ambulatory surgery center consisting of seven operating rooms, nine pre- and post-operation bays, and nine overnight bays (the “St. Louis Surgical Center”), located 15 miles from downtown St. Louis in Creve Coeur, Missouri, for a purchase price of $8,470,000, plus closing costs. The seller of the St. Louis Surgical Center, St. Louis Surgical Properties, LCC, is not affiliated with the Company, its advisor or its respective affiliates.

The acquisition was funded by a $6,375,000 loan secured by the St. Louis Surgical Center and net proceeds from the Company’s ongoing public offering. In connection with the acquisition, the Company paid an acquisition fee of approximately $169,400, or 2% of the purchase price, to its advisor, Carter/Validus Advisors, LLC. An affiliate of the Company’s advisor has been retained to manage, operate, lease and supervise the overall maintenance of the St. Louis Surgical Center and will receive a property management fee of 3.0% of the monthly revenue derived from the St. Louis Surgical Center. The Company currently has no plans for any renovations, improvements or further development of the St. Louis Surgical Center. The Company believes the St. Louis Surgical Center is adequately insured.

The St. Louis Surgical Center was constructed in 2005 with 14,718 square feet, and the facility was expanded by an additional 7,105 square feet in 2007. The property is located on approximately two acres of land in Creve Coeur, Missouri. As of February 9, 2012, the St. Louis Surgical Center was 100% leased to St. Louis Surgical Center, L.L.C. (“St. Louis Surgical”). St. Louis Surgical is a joint venture partnership comprised of St. John’s Mercy Hospital, United Surgical Partner, Inc. and various physicians. We believe the tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations at the St. Louis Surgical Center and the principal nature of business of St. Louis Surgical are healthcare related.

The following table shows, as of February 9, 2012, the current effective annual rental income, lease expiration and renewal options for the sole tenant of the St. Louis Surgical Center:

			Base Rent
	Square	Current Annual	per Square	Lease Term		Renewal
Tenant	Feet	Base Rent(1)	Foot	Beginning	Ending	Options
St. Louis Surgical(2)	21,823	$632,867	$29.00	1/28/2004	2/8/2027	None

(1)	Rent increases annually by 2% of the then current annual base rent.
(2)	The tenant entered into a net lease in which the tenant is required to pay all operating expenses and capital expenditures of the building.

In evaluating the St. Louis Surgical Center as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, the operator of the facility, United Surgical Partners International, which operates over 200 surgical properties, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal options, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

For 2011, the real estate taxes on the St. Louis Surgical Center were approximately $94,800. For federal income tax purposes, we estimate that the depreciable basis in the St. Louis Surgical Center will be approximately $7,500,000. For federal income tax purposes, we depreciate personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively.

Loan Agreement

On February 9, 2012, in connection with our acquisition of the St. Louis Surgical Center, HC-760 Office Parkway entered into a loan agreement (the “Loan Agreement”) with American Momentum Bank (“American Momentum”) to obtain a loan in the principal amount of $6,375,000 (the “Loan”), which is secured by a first priority interest in the St. Louis Surgical Center. The Loan is evidenced by a promissory note in the principal amount of $6,375,000, a deed of trust, an assignment of leases and rents, and an environmental certificate.

The material terms of the Loan Agreement provide for the following: (i) a fixed interest rate of 4.75%; (ii) a default interest rate equal to the lesser of (x) the maximum legal rate (as defined in the Loan Agreement) or (y) 9.75%; (iii) a maturity date of February 10, 2017; provided, however, that the Loan will become automatically due and payable at the option of American Momentum upon the happening of an event of default, as defined in the Loan Agreement; (iv) the Loan can be prepaid at any time during the its term subject to HC-760 Office Parkway’s obligation to pay a breakage fee to American Momentum, if applicable; and (v) HC- 760 must maintain a debt service coverage (as defined in the Loan Agreement) of at least 1.30:1.00. The Loan Agreement does not require HC-760 Office Parkway to escrow funds for capital reserves, taxes or insurance unless HC-760 has incurred an event of default, in which case it will be required to escrow certain funds for taxes and insurance, as determined by American Momentum. Subject to certain exceptions, the Loan is recourse as to HC-760 Office Parkway. In addition, pursuant to a guaranty entered into by CVOP and American Momentum on February 9, 2012, HC-760 Office Parkway’s payment and performance of the Loan Agreement is guaranteed by CVOP, provided, however, that, with the exception of certain limited obligations, CVOP’s liability under the guaranty is limited to 20% of the outstanding principal balance of the Loan. The Loan Agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of additional debt by HC-760 Office Parkway.

The material terms of the Loan Agreement; the deed of trust; the assignment of leases and rents; the environmental certificate; the promissory note; and the guaranty are qualified in their entirety by the agreements filed as Exhibits 10.1 through 10.6, respectively, hereto and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and we cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the St Louis Surgical Center, CVOP incurred indebtedness under the Loan. The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03

Item 7.01	Regulation FD Disclosure.

On February 9, 2012, the Company issued a press release announcing the purchase of the St. Louis Surgical Center. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits

10.1	Loan Agreement between HC-760 Office Parkway, LLC and American Momentum Bank, effective February 9, 2012

10.2	Deed of Trust, dated February 9, 2012, by and between HC-760 Office Parkway, LLC, as the Grantor, and American Momentum Bank, as the Grantee

10.3	Assignment of Rents, Leases, and Other Benefits, dated February 9, 2012, by and between HC-760 Office Parkway, LLC, as the Assignor, and American Momentum Bank, as the Assignee

10.4	Environmental Certificate with Representations, Covenants and Warranties, executed by HC-760 Office Parkway and Carter/Validus Operating Partnership, LP for the benefit of American Momentum Bank

10.5	Promissory Note, dated February 9, 2012, executed by HC-760 Office Parkway, LLC for the benefit of American Momentum Bank

10.6	Guaranty, effective as of February 9, 2012, by Carter/Validus Operating Partnership, LP, as the Guarantor, for the benefit of American Momentum Bank

99.1	Carter Validus Mission Critical REIT, Inc. Press Release, dated February 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: February 9, 2012	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer

Exhibit Index

10.1	Loan Agreement between HC-760 Office Parkway, LLC and American Momentum Bank, effective February 9, 2012

10.2	Deed of Trust, dated February 9, 2012, by and between HC-760 Office Parkway, LLC, as the Grantor, and American Momentum Bank, as the Grantee

10.3	Assignment of Rents, Leases, and Other Benefits, dated February 9, 2012, by and between HC-760 Office Parkway, LLC, as the Assignor, and American Momentum Bank, as the Assignee

10.4	Environmental Certificate with Representations, Covenants and Warranties, executed by HC-760 Office Parkway and Carter/Validus Operating Partnership, LP for the benefit of American Momentum Bank

10.5	Promissory Note, dated February 9, 2012, executed by HC-760 Office Parkway, LLC for the benefit of American Momentum Bank

10.6	Guaranty, effective as of February 9, 2012, by Carter/Validus Operating Partnership, LP, as the Guarantor, for the benefit of American Momentum Bank

99.1	Carter Validus Mission Critical REIT, Inc. Press Release, dated February 9, 2012